Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report of Headwaters Incorporated (the “Company”) on Form 10-Q for the quarter ended June 30, 2010 (the “Report”), we, Kirk A. Benson, Chief Executive Officer of the Company, and Steven G. Stewart, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(i) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
August 4, 2010

/s/ Steven G. Stewart
Steven G. Stewart
Chief Financial Officer
August 4, 2010